FULFILLMENT AND TELEMARKETING SERVICE AGREEMENT

         This Fulfillment and Telemarketing Services Agreement (the "Agreement"), made as of January 1, 2000 (the "Effective Date") by and between Anda, Inc., a Florida corporation having an office at 2915 Weston Road, Weston, Florida 33331 ("Anda") and Cybearclub LC, a Florida limited liability company having an office at 5000 Blue Lake Drive, Boca Raton, Florida 33134 ("Cybearclub").

                                   WITNESSETH

         WHEREAS, Anda and Cybear, Inc., a Delaware corporation ("Cybear"), created Cybearclub on August 25, 1999 for the purposes of selling certain healthcare products, including but not limited to, vaccines, oral dosage pharmaceuticals, injectibles and medical and surgical supplies (the "Products") to the physician community;

         WHEREAS, the Products are currently being sold to the physician community both through telemarketing efforts by Anda representatives (the "Telemarketing Services") and the internet through Cybear's dr.cybear.com website;

         WHEREAS, in connection with these sales efforts, Anda representatives provide certain fulfillment services to Cybearclub, including but not limited to, (a) purchasing and warehousing appropriate levels of certain items of inventory, (b) picking, packing and shipping the Products to the physician community and (c) invoicing and posting of the cash receipts for the Products (the "Fulfillment Services") (the Telemarketing Services and the Fulfillment Services shall sometimes together be referred to as the "Services"); and

         WHEREAS, Anda and Cybearclub have agreed that Cybearclub should pay Anda a fee for the Services it provides to Cybearclub.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and other good and valuable consideration hereinafter contained, the parties agrees as follows:

1. Incorporation of Introductory Paragraphs. The WHEREAS clauses are true and correct and are incorporated into this Agreement.

2. Anda Services. Anda representatives shall provide Services to Cybearclub. Notwithstanding the foregoing, this shall confirm that (a) Anda may wish to sell, transfer or assign the telemarketing group which provides the Telemarketing Services, to Cybear, who in turn will thereafter provide such services to Cybearclub, and (b) Anda shall have sole discretion as to whether it will provide Fulfillment Services for any product which it does not presently stock for sale to its pharmacy customer base.

3. Payment to Anda. In exchange for the Services, Cybearclub shall initially pay Anda an amount equal to six (6%) percent of the Cybearclub Gross Sales for the Services. This amount shall be calculated and paid monthly, in arrears, and shall be payable by the 20th day of the following month, commencing February 1, 2000. For purposes of this Agreement, "Gross Sales" shall mean the actual amount invoiced by Cybearclub to its customers for the Products, before any sales, discounts and/or other allowances including, but not limited to, returns, rebates, promotions, shelf stock adjustments, charge backs, and terms given to such customers in the normal course of business by Cybearclub. Cybearclub acknowledges that, when the Gross Sales are small, the six (6%) percent of Gross Sales amount initially payable to Anda under this Agreement is less than the Fair Market Value, as hereinafter defined, for the Services actually provided by Anda. Accordingly, once Gross Sales reach a level of at least $5,000,000 for two (2) consecutive calendar quarters (the "Target"), this percentage of Gross Sales charged by Anda for Services shall thereafter be increased to the Fair Market Value for the Services actually provided by Anda plus two (2%) percent and shall be paid by Cybearclub to Anda monthly in arrears payable by the 20th day of the following month for the remainder of the calendar year. For purposes of this Agreement, "Fair Market Value" shall mean the price at which a willing seller of the Services would sell and a willing purchaser would purchase the Services having full knowledge of the facts, in an arm's length transaction without time constraints, and without being under any compulsion to purchase or sell such Services. The parties agree that the determination of the Fair Market shall be set initially upon achievement of the Target and shall be re-set on the first of January for each year after the Target is achieved. Once the Target is achieved, if Gross Sales fall below the Target for two consecutive calendar quarters, then for the immediately succeeding calendar quarter until the Target is again achieved, Cybear shall pay Anda six (6%) percent of Gross Sales for Services.

4. Term. The term of this Agreement shall commence on the Effective Date and shall continue for three years, unless earlier terminated as provided below.

         (a) This Agreement may be terminated by mutual written agreement of the parties, on the date they designate in such writing;

         (b) This Agreement may be terminated by either party if the other commits any material breach of any term of this Agreement and which (in the case of a breach capable of being remedied) shall not have been remedied within thirty (30) days of a written request to remedy the same;

         (c) This Agreement may be terminated, without cause, by either party one hundred twenty (120) days after notice of same is delivered to the other party.

5.       Representations, Warranties and Covenants

         (a) Each party hereto represents and warrants that it is duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction and that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and proceedings. This Agreement is valid and legally binding upon the parties and is enforceable against each party in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally.

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         (b)      Each party hereto represents and warrants that it has the full legal right, power, and authority to execute and deliver this Agreement and perform fully its obligations hereunder and that the execution, delivery, and performance of this Agreement by such party do not and will not conflict with any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise, or other instrument or arrangement to which such party is a party.

         (c) There are no suits, actions, claims, investigations, administrative proceedings, criminal, civil or quasi-civil proceedings, pending or threatened by or against either party which could have a potential adverse effect on the enforceability or validity of this Agreement.

         (d) No representation or warranty made by either party in this Agreement is false or inaccurate in any material respect and no statement of fact made by either party contains any untrue statement of fact or omits to state any facts of which such party is aware that is necessary in order to make the statement not misleading in any material respect.

6.       Confidentiality

         (a) For the purposes of this Agreement, "Confidential Information" means any information, whether written or oral, owned by or pertaining to the party that discloses such information which, if written, is marked "Confidential," and if provided orally is indicated as confidential with a writing received no later than thirty (30) days from the date the information is disclosed (the "Disclosure"), provided, however, that Confidential Information shall not include information: (i) that is or becomes public other than as a result of acts by the party receiving such information or any of its directors, officer, employees, or representatives (the "Recipient"); (ii) is, at the time of disclosure, already in the possession of or known to the Recipient, other than if such possession was gained from a third party under an obligation of confidentiality; or (iii) is independently developed by the Recipient without any direct or indirect use of any Confidential Information provided by Disclosure.

         (b) The parties shall not copy, reproduce, sell, assign, license, market, transfer, give, or otherwise disclose Confidential Information of the other to third parties, other than to such party's director, officers, employees, agents, and representatives who need to know such information for the purposes set forth in this Agreement ("Permitted Agents"), or use Confidential Information for any purposes not specifically permitted hereunder, without the express, prior written consent of the disclosing party. Without limiting the generality of the foregoing, each party shall advise its Permitted Agents of the confidentiality and non-disclosure provisions contained herein, and each party, shall be responsible for any and all breaches thereof by any and all Permitted Agent(s).

         (c) Neither party shall disclose, without the other party's prior written consent hereof, the terms or conditions of, or other substantive facts with respect to, this

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

                  Agreement ("Other Protected Information") to any person other than its directors, officers, employees, agents, and representatives who need to know such terms, conditions, or facts, to all of whom such party shall advise of the confidentiality and non-disclosure provisions contained herein, and such party shall be responsible for any and all breaches thereof.

         (d) In the event that either party is required by law or by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to disclose any Confidential Information of the other party, the party so required to disclose will provide the other party to this Agreement with prompt, prior written notice of such request or requirement so that it may seek an appropriate protective order and/or waive compliance with the provisions of the Agreement.

         (e) Each party acknowledges that the other will be irreparably harmed if the other party's obligations under this Section 6 are not specifically enforced, and that the non-breaching party would not have an adequate remedy at law in the event of a violation by the other party of its obligations. Therefore, each party agrees and consents that the non-breaching party shall be entitled to an injunction or any appropriate decree of specific performance for any violation or breach thereof either by such party or its employees or agents.

         (f) The parties shall be prohibited from soliciting any employees of the other at any time during the Term and for a period of one (1) year thereafter. If any party breaches the foregoing obligation, the other party shall be entitled, in addition to equitable relief and any remedies available at law, to be compensated by such party in an amount equal to two hundred (200%) percent of such employee's last annual salary.

7.       General

         (a) Notice. Unless otherwise agreed to by the parties, all notices required under this Agreement (except those relating to product pricing, changes and upgrades) will be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, or (iii) a national overnight courier service, addressed and sent to the attention:

                  Cybear, Inc.
                  5000 Blue Lake Drive
                  Suite 200
                  Boca Raton, FL 33134
                  Attn: Chief Operating Officer

                  Anda, Inc.
                  2915 Weston Road
                  Weston, Florida 33331
                  Attn:  Scott Lodin, General Counsel

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         (b)      Construction.

                  (1) Headings. The headings of this Agreement are provided for reference only and will not be used as a guide to interpretation.

                  (2) Order of Precedence. In the event of inconsistency between or among the various Agreement documents, the following order of precedence will govern interpretation:

                           (i)      This document and its Exhibits; and
                           (ii)     Documents incorporated by reference.

         (c) Compliance with Laws. Each party will, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations and performance under this Agreement and will procure all licenses and pay all fees and other charges required thereby.

         (d) Taxes. Each party will have sole responsibility for the payment of all taxes and duties imposed by all governmental entities, as they pertain to its duties, obligations and performance under this Agreement.

         (e) Force Majeure. Neither party will be held liable for failure to fulfill its obligations other than payment obligations under this Agreement, if the failure is caused by flood, extreme weather, fire, or other natural calamity, acts of governmental agency, or similar causes beyond the control of such party, and the term for performance will be increased to a reasonable period of time.

         (f) Assignment. Neither party may sell, transfer, assign, or subcontract any right or obligation set forth in this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. Any act in derogation of the foregoing will be null and void. Neither party may sell, transfer, assign, or subcontract this Agreement, except as expressly provided herein or therein, without the prior written consent of the other party. Notwithstanding the foregoing, Cybear shall have the right to assign this Agreement without Anda's consent to any entity which acquires all or substantially all of Cybear's assets in stock or in the event such party is merged or reorganized pursuant to a plan of merger or reorganization.

         (g) Dispute Resolution. (i) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, whenever brought and whether between parties to this Agreement or between one of the parties to this Agreement and the employees, agents or affiliated businesses of the other party, will be resolved by arbitration as prescribed in this paragraph. (ii) A single arbitrator engaged in the practice of law will conduct the arbitration under the then current commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitrator will be selected in accordance with AAA procedures from a list of qualified people (i.e., knowledgeable in the industry to which this Agreement applies) maintained by AAA. The arbitration will be

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                  conducted in Boca Raton, Florida, and all expedited procedures prescribed by the AAA rules will apply. (iii) The arbitrator will have authority to award compensatory damages only and will not have authority to award incidental, consequential, exemplary or punitive damages, or non-compensatory damages (including, without limitation, damages for loss of business, profits or revenues, loss of goodwill, business interruption, or failure to realize expected savings) or any other form of relief; provided, however, either party may apply to any court having jurisdiction thereof solely for the entry of injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Each party will bear its own costs and attorney's fees and the parties will share equally the fees and expenses of the arbitration. The arbitrator's decision and award will be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. (iv) If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action will pay the other party's costs and expenses incurred in obtaining such stay and/or compelling arbitration, including reasonable attorney's fees and court costs.

         (h) Governing Law. The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of Florida without regard to the conflicts of law provisions thereof.

         (i) No Other Rights. This Agreement will not be construed to grant any rights by implication, estoppel, or otherwise, that are not granted through its express provisions.

         (j) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect and will be interpreted, to the extent possible, to achieve its purposes without the invalid, illegal or unenforceable provision.

         (k) Entire Agreement. The provisions of this Agreement as in effect from time to time by their terms, constitute the entire Agreement between the parties and supersede all prior Agreements, oral or written, and all other communications relating to the subject matter of this Agreement. Any terms contained in invoices, acknowledgments, or other forms that are inconsistent with or different from the terms of this Agreement will be void and of no effect.

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                                   SIGNATURES

The parties have caused this Agreement to be executed by their duly authorized representatives.


Anda, Inc.                                  Cybear, Inc.


Signature:                                  Signature:
          --------------------------                  --------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------

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